NORTHRIDGE CORPORATION

STOCK OWNERSHIP AND QUALIFIED STOCK OPTION DECLARATION

1. Pursuant to a special meeting of the Board of Directors of the above-named Corporation on August 29, 2019, the following RESOLUTION was acted upon:

•RESOLVED, that the Corporation authorized the issuance of 80,000 shares, Class A, common stock, $0.01 par, to Christopher Netelkos. The value of the transaction is calculated at par.

•RESOLVED, that the Corporation authorized for issuance of 20,000 shares, Class A common stock, $0.01 par, to Tom Bontempo. The value of the transaction is calculated at par.

•RESOLVED, that the Corporation is authorized at its discretion the issuance of two- year option warrants to purchase 200,000 shares, Class A, common stock, $0.01 par, at $1.50 per shares. The option warrants shall be exercisable six months after issuance and available only to officers and directors of the Corporation.

•RESOLVED, that the Corporation grants Christopher Netelkos an option to acquire 100,000 shares, Class A, common stock, $0.01 par, at $1.50 as resolved above.

•RESOLVED, that the Corporation grants Tom Bontempo an option to acquire 100,000 shares, Class A, common stock, $0.01 par, at $1.50 as resolved above.

Based on the forgoing, the following certificates have been issue:

•A-2 80,000 shares, Class A, common stock, $0.01 par, to Christopher Netelkos. The value of the transaction is calculated at par. Dated: September 10, 2019

•A-3 20,000 shares, Class A common stock, $0.01 par, to Tom Bontempo. The value of the transaction is calculated at par.

2.Pursuant to a special meeting of the Board of Directors of the above-named Corporation of September 10, 2019, the RESOLUTION was acted upon:

•RESOLVED, that the Corporation authorized and executed the INFORMAL STOCK PURCHASE AGREEMENT dated 10th day of September 10, 2019 with Christopher Netelkos. The Corporation is (1) no longer responsible for certain liabilities of $50,000 relating to the ASSET PURCHASE AGREEMENT dated 28th day of August, 2019, between the Corporation, First Jersey Cannabis Corporation, to wit: The issued an unsecured promissory note in the amount of $50,000, due and payable on August 31, 2020 at 4% per annum, both promissory note and interests payable on August 31, 2020; (2) no longer responsible for certain liabilities of $25,000 due and owing to Mr. Netelkos. Such funds were directly advance to the Corporation or paid in behalf of the Corporation and payable without interest on August 31, 2020, (3) is no longer responsible for accrued liabilities of $15,000. Mr. Netelkos agreed to pay such accrued liabilities. For items 1, 2 and 3 as stated, Mr. Netelkos shall receive 100,000 shares Class A common stock, $0.01 par value. Issuance of such shares are authorized. The transaction is valued at $95,000 or $0.95 per share. Such documents are part of the report.

Based on the forgoing, the following certificate has been issue:

•A-4 100,000 shares, Class A, common stock, $0.01 par, to Christopher Netelkos. The value of the transaction is calculated at par. Dated: September 10, 2019

3.QUALIFIED STOCK OPTION DECLARATION is herein confirmed as stated above, which authorized the issuance of two-year option warrants to purchase 200,000 shares, Class A, common stock, $0.01 par, at $1.50 per shares. The option warrants shall be exercisable six months from this date, and are subject to Rule !44 of U.S. Securities and Exchange Commission regulations.

•RESOLVED, that the Corporation grants Christopher Netelkos an option to acquire 100,000 shares, Class A, common stock, $0.01 par, at $1.50 as resolved above.

•RESOLVED, that the Corporation grants Tom Bontempo an option to acquire 100,000 shares, Class A, common stock, $0.01 par, at $1.50 as resolved above.

Agreed by option holders:

_________________________

Christopher Netelkos

_________________________

Tom Bontempo

4.CONFIRMED that (1) the stock certificates have been issued and delivered and (2) the Option Declarations has been executed by the parties as stated.

BY ORDER OF THE BOARD OF DIRECTORS this 10th day of September, 2019.

__________________________

Christopher Netelkos

President/Secretary

___________________________

Tom Bontempo

Senior Vice President